SSA GLOBAL TECHNOLOGIES ACQUIRES INTERBIZ SUPPLY CHAIN AND FINANCIAL APPLICATION PRODUCT LINES FROM COMPUTER ASSOCIATES

CHICAGO, April 8, 2002 - SSA Global Technologies, Inc.™, a worldwide enterprise solutions and services provider, today announced it has acquired the supply chain management, financial management and human resource management product lines of interBiz, the eBusiness applications division of Computer Associates International, Inc. (NYSE: CA). The acquisition adds proven enterprise resource planning (ERP) solutions to SSA Global Technologies' already strong and well-recognized offerings to the industrial sector. Financial terms of the agreement were not disclosed.

Through the acquisition, SSA Global Technologies is on a path to regain a leading position in its target markets by solving industry-specific business challenges and creating a heterogeneous application environment that works seamlessly with other backend applications. The combined company will serve more than 9,000 longstanding, market-leading companies in over 90 countries from more than 70 offices worldwide.

"We are dedicated to providing new products and enhancements that continually increase our customers' returns on investment," said Michael Greenough, president, chairman and chief executive officer of SSA Global Technologies. "We see value in these existing brands and will continue to invest in these products."

Transaction highlights:

- Offers customers added support through an expanded global network; additional revenue to spend on research and development and expanded Global Guide Groups to understand customer, industry and market demands;

- Provides the critical mass to re-position SSA Global Technologies as a leading vendor in specific vertical markets, expanding its global capabilities, resources and customers;

- Leverages the company's global service and support functions;

- Underscores SSA Global Technologies' business model, and financial viability;

- Strengthens organic growth in its key vertical markets - automotive, fast moving consumer goods (including food, beverage and electronics), general manufacturing and pharmaceutical industries;

- Expands SSA Global Technologies' commitment to deliver more opportunities for customers' e-commerce and collaboration initiatives; and

-Adds experienced management and IT professionals in the U.S. and International markets.

"CA's strategy is to focus on our industry leading positions in enterprise management, security, storage, application development and integration, business intelligence and portals," said CA President and CEO Sanjay Kumar. "The interBiz offerings are superb solutions for the customer base served by SSA Global Technologies. We believe this agreement will ensure the continued development and evolution of the interBiz products and provide existing interBiz customers with the best long-term support and technology roadmap. We will work closely with SSA Global Technologies to ensure a smooth transition for our customers and employees."

Over the past year, SSA Global Technologies has been reengineering its company to deliver a solution strategy that involves e-commerce and collaboration with BPCS, its core ERP product. SSA Global Technologies will apply its business model and solution strategy to the newly acquired products. For customers utilizing the interBiz brands, this strategy will give them new opportunities to benefit from e-business and collaboration solutions.

"This acquisition provides SSA Global Technologies with new marketshare and added revenue which, in turn, allows us to invest more in research and development. This ensures we can provide customers with ever increasing functionality to meet their specific industry challenges," said Greenough. "In the first six months of our fiscal year, we have experienced solid growth in a tough market, generated stellar profits and signed more than 750 contracts. We have proven our ability to deliver on our strategy and are now planning for the long term."

Products covered under this transaction include CAS, interBiz Logistics, interBiz Online, interBiz Reports, KBM, MANMAN, Masterpiece/Net, MasterPiece/Net HRMS, MAXCIM, MK Logistics, MK Manufacturing, PRMS and Warehouse BOSS.

A fully integrated organizational structure is in place for SSA Global Technologies where employees are being integrated, service offerings are being coordinated and cross-selling opportunities pursued.

About SSA Global Technologies

SSA Global Technologies, Inc., is a leading provider of enterprise software and services to the world's industrial sector companies, dedicated to the assessment, design, development, implementation and support of business solutions which improve business processes and increase profitability.

SSA Global Technologies' core product, BPCS, is a flexible ERP platform that easily integrates with strategic partner applications to deliver e-commerce, business intelligence, customer relationship management (CRM) and supply chain solutions. Worldwide, SSA Global Technologies is focused on addressing the needs of industrial sector companies, more specifically in the automotive supply, consumer goods (incorporating fast moving consumer goods, food beverage and tobacco and consumer electronics), pharmaceutical/chemical and general manufacturing industries.

Headquartered in Chicago, SSA Global Technologies operates offices throughout North America, Europe, the Middle East, Africa, Asia/Pacific/Japan and Latin America. To find out more, visit SSA Global Technologies' Web site at www.ssagt.com.

About Computer Associates

Computer Associates International, Inc. (NYSE: CA) delivers The Software That Manages eBusiness. CA's world-class solutions address all aspects of eBusiness management through industry-leading brands: Unicenter for infrastructure management, BrightStor for storage management, eTrust for security management, CleverPath for portal and business intelligence, AllFusion for application life cycle management, Advantage for data management and application development, and Jasmine for object-oriented database technology. Founded in 1976, CA serves organizations in more than 100 countries, including 99 percent of the Fortune 500 companies. For more information, visit http://ca.com.

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